Exhibit 99.1

CONTACT:	Robert F. Mangano	Stephen J. Gilhooly
	President & Chief Executive Officer	Sr. Vice President, Treasurer
& Chief Financial Officer
	(609) 655-4500	(609) 655-4500

PRESS RELEASE - FOR IMMEDIATE RELEASE

1ST CONSTITUTION BANCORP ANNOUNCES CHANGES TO BOARD OF DIRECTORS

Cranbury NJ – June 21, 2016....... 1ST Constitution Bancorp (NASDAQ: FCCY), the holding company (the “Company”) for 1ST Constitution Bank (the “Bank”), today announced that at a meeting of its Board of Directors (the “Board”) held on June 20, 2016, the Board effected certain changes to its size and composition.  At the Board meeting, the Board expanded the size of the Board from five to eight members and elected individuals to fill the vacancies on the Board occurring as a result of both the increase in the size of the Board and the resignations of two directors, Mr. John P. Costas and Mr. Frank E. Walsh III.

Joining the Board of Directors of the Company are Mr. James G. Aaron, Esq., Ms. J. Lynne Cannon, Mr. Antonio L. Cruz, Esq., Mr. Edwin J. Pisani, and Mr. Roy D. Tartaglia.  Mr. Pisani was elected Chairman of the Audit Committee.  Each newly elected director is an existing director of the Bank and a brief summary of each new director’s business experience is attached to this press release.

In October of 2015, the Board selected and retained the services of an independent governance consulting firm to review the structure and functions of the Board.  The consulting firm issued its report to the Board in March of this year.  The report made a series of recommendations, one of which was to add directors of the Bank, who were not directors of the Company, to the Board.  The two resigning directors were not in favor of combining both boards.

The Board is moving forward with the consideration of several of the other key recommendations contained in the consulting firm report, which it had previously planned to do during the third quarter of 2016.

Management of the Company and the Board are committed to the highest standards of corporate governance.  While the two resigning directors informed the Board of their concerns regarding corporate governance and Board’s operation, the Board believes that it is taking appropriate steps in line with the recommendation contained in the report of its outside consultants to enhance its governance practices and its strategic planning process. The Board believes that the positions of the resigning directors, particularly regarding the Board placing interests of management and individual Board members before shareholder interests and the independence of the Chairman of the Board, were unfounded.  The Company’s financial performance and the growth in the value of the Company’s common stock over the past several years reflects the engagement and focus by management and the Board in its duties to look after the interests of its shareholders.

1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, operates nineteen branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, West Windsor, Princeton, Rumson, Fair Haven, Shrewsbury, Little Silver and Asbury Park, New Jersey.

1ST Constitution Bancorp common stock is traded on the Nasdaq Global Market under the trading symbol “FCCY”. Information about 1st Constitution Bancorp can be accessed via the Internet at www.1stconstitution.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the direction of the economy in New Jersey, the direction of interest rates, effective income tax rates, loan prepayment assumptions, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, a higher level of net loan charge-offs and delinquencies than anticipated, bank regulatory rules, regulations or policies that restrict or direct certain actions, the adoption, interpretation and implementation of new or pre-existing accounting pronouncements, a change in legal and regulatory barriers including issues related to compliance with anti-money laundering and bank secrecy act laws, as well as the effects of general economic conditions and legal and regulatory barriers and structure.  1st Constitution Bancorp assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Following is the biographical information regarding, the newly elected directors of the Company.

James G. Aaron is a partner in the law firm of Ansell Grimm & Aaron where he chairs the Litigation, Bankruptcy & Foreclosure, and Municipal Law Departments.  Mr. Aaron has been a member of the bar for over 40 years.  Currently, he serves as the Municipal Attorney for the City of Long Branch. He is a graduate of New York University School of Law. Mr. Aaron is a member of the Board of Trustees of Monmouth Medical Center, a part of the Saint Barnabas Medical System, where he serves on the Strategic Planning, Medical Practices, and Community Action Committees.

J. Lynne Cannon is Chief Executive Officer of the Princeton Management Development Institute, a firm serving biotechnology and pharmaceutical businesses. Ms. Cannon has more than 30 years of corporate and consulting experience in areas such as global strategic business and human resources management, organizational development and restructuring, executive search and selection and leadership development.   Ms. Cannon holds graduate degrees in Organizational and Counseling Psychology from Columbia University where she has also pursued doctoral studies.  Ms. Cannon has been a member of the RWJ Hamilton Board of Directors for more than 16 years, where she has served as the Chair and Vice Chair.

Antonio L. Cruz, Esq. is a retired attorney of the Law Offices of Antonio L. Cruz located in Perth Amboy, NJ.  He has been practicing law for over 20 years in the areas of real estate, banking and general litigation.  Previously, he served as a general counsel to the Perth Amboy Board of Education and has represented a number of financial institutions as a review attorney in both residential and commercial real estate law.  Mr. Cruz is a member of the Hispanic Bar Association of New Jersey in which he served as a member of the Board of Trustees for many years.

Edwin J. Pisani has 40 years of experience serving top-tier financial services institutions including 15 years as the Advisory Services Managing Partner for Ernst & Young’s US-based Financial Services Office. He has led a team of partners who oversee more than 1500 business advisory, risk management and regulatory compliance, and technology advisory client-service professionals within the banking and capital markets, insurance, and asset management industries. He started his career in Ernst & Young’s audit practice and is a Certified Public Accountant. He holds a B.S. in electrical engineering from Clarkson University, an M.B.A. from Carnegie Mellon University, and a master’s degree in accounting from Northwestern University.

Roy D. Tartaglia is the retired Chairman and Chief Executive Officer of the RTK Group, Inc.  RTK, which Mr. Tartaglia co-founded in 1972 was the largest cable television installation contractor in the cable industry.  Mr. Tartaglia is currently President of TAI-PAN Incorporated, a real estate investment firm specializing in unique and historical properties.  Mr. Tartaglia was educated at Brandywine College and was named to Who’s Who in American Junior Colleges in 1971.